As filed with the Securities and Exchange Commission on September 1, 2009

Registration Statement No. 333-156458

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amendment No. 2 to
FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NORTHERN OIL AND GAS, INC.
(Exact Name of Registrant as specified in Its Charter)

Nevada	95-3848122
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

315 Manitoba Avenue, Suite 200
Wayzata, Minnesota 55391
(952) 476-9800
(Address, including zip code, and telephone number, including area code, of principal executive offices)

MICHAEL REGER
CHIEF EXECUTIVE OFFICER
315 MANITOBA AVENUE, SUITE 200
WAYZATA, MINNESOTA 55391
(952) 476-9800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

W. MORGAN BURNS
FAEGRE & BENSON LLP
90 SOUTH SEVENTH STREET
MINNEAPOLIS, MINNESOTA 55402
(612) 766-7000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

i

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

*Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (check one):

Large accelerated filer	☐	Accelerated Filer	☒
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Shares of common stock , par value $0.001 per share, issued and outstanding	67,500	(1)(2)	$ 8.23	(3)	$ 555,525	$ 8.16	(4)

Shares of common stock , par value $0.001 per share, issued and outstanding	180,000	(5)(2)	$ 8.23	(3)	$ 1,481,400	$ 82.66	(4)
Shares of common stock , par value $0.001 per share, issuable upon exercise of outstanding warrants	300,000	(6)(2)	$ 5.00	(7)	$ 1,500,000	$ 83.70	(4)
Total:	547,500
________________________
(1)	Consists of shares of common stock issued to Deephaven MCF Acquisition LLC on October 6, 2008 in a transaction exempt from registration under the Securities Act of 1933.
(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, the registrant is also registering such indeterminate number of shares of common stock as may be issued from time to time as a result of stock splits, stock dividends, or similar transactions, or pursuant to the anti-dilution provisions in the above warrants.

(3)
Estimated solely for the purpose of determining the amount of the registration fee, based on the average of the high and low sale price of the common stock as reported by the NYSE Amex Equities Market on June 4, 2009, in accordance with Rule 457(c) under the Securities Act of 1933.

(4)	Previously paid.
(5)	Consists of shares of common stock issued to Cynergy Advisors, LLC on February 27, 2009 in a transaction exempt from registration under the Securities Act of 1933.
(6)
Consists of shares of common stock issuable to CIT Group/Equity Investments, Inc. upon exercise of warrants issued February 27, 2009 in a transaction exempt from registration under the Securities Act of 1933.

(7)	Consists of the price at which shares may be issued upon exercise of warrants, in accordance with Rule 457(g) under the Securities Act of 1933.

ii

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

iii

NORTHERN OIL AND GAS, INC.

Prospectus

547,500 shares of common stock

This prospectus relates to the offering by the selling stockholders of up to 547,500 shares of our common stock, par value $0.001 per share, issued in the following transactions:

67,500 shares of common stock were issued in connection with the purchase of certain oil and mineral leases from Deephaven MCF Acquisition LLC;

180,000 shares of common stock were issued to Cynergy Advisors, LLC as partial compensation for financial advisory services; and

300,000 shares of common stock are issuable upon exercise of warrants issued to CIT Group/Equity Investments, Inc. in connection with a financing transaction.

We are registering the offer and sale of the common stock to satisfy registration rights we have granted to the selling stockholders.  We will not receive any proceeds from the sale of common stock by any selling stockholder.

The selling stockholders have advised us that they will sell the shares of common stock from time to time in the open market, on the NYSE Amex Equities Market, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under the section of this prospectus titled “Plan of Distribution.”

Our common stock is traded on the NYSE Amex Equities Market under the symbol “NOG”. On August 31, 2009, the last reported sale price of the common stock was $6.39 per share.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS.  BEFORE MAKING ANY INVESTMENT IN OUR SECURITIES, YOU SHOULD READ AND CAREFULLY CONSIDER RISKS DESCRIBED IN THE RISK FACTORS BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated September 1, 2009

SUMMARY

This summary highlights information contained elsewhere in this prospectus but might not contain all of the information that is important to you. Before investing in our common stock, you should read the entire prospectus carefully, including the “Risk Factors” section and our financial statements and the notes thereto incorporated by reference in this prospectus.

For purposes of this prospectus, unless otherwise indicated or the context otherwise requires, all references herein to “we,” “us,” “our,” and “the Company” refer to Northern Oil and Gas, Inc., a Nevada corporation.

Our Company

Northern Oil and Gas, Inc. is a growth-oriented independent energy company engaged in the acquisition, exploration, exploitation and development of oil and natural gas properties.

Our business strategy is to identify and exploit resources in and adjacent to existing or indicated producing areas that can be quickly developed and put in production at low cost.  We also intend to take advantage of our expertise in aggressive land acquisition to develop exploratory projects with extremely attractive growth potential in focus areas and to participate with other companies in those areas to explore for oil and natural gas using state-of-the-art 3D seismic technology. We believe our edge lies in our ability to acquire property in exciting new plays in a nimble and efficient fashion. We are focused on low overhead. We believe we are in a position to efficiently exploit and identify high production oil and gas properties. We will actively continue to pursue the acquisition of properties that fit our profile.

Corporate Information

Northern Oil and Gas, Inc. was incorporated under the laws of the State of Nevada on February 10, 1983. Our principal executive offices are located at 315 Manitoba Avenue, Suite 200, Wayzata, Minnesota 55391. The telephone number at our principal executive offices is (952) 476-9800. Our website address is www.northernoil.com. Information contained on our website is not deemed part of this prospectus.

The Offering

Common Stock Offered by Selling Stockholders
An aggregate of 547,500 shares of our common stock, par value $0.001 per share, consisting of the following:
  67,500 shares of common stock were issued in connection with the purchase of certain oil and mineral leases from Deephaven MCF Acquisition LLC;

  180,000 shares of common stock were issued to Cynergy Advisors, LLC as partial compensation for services provided in connection with a financing transaction; and

  300,000 shares of common stock are issuable upon exercise of warrants issued to CIT Group/Equity Investments, Inc. in connection with a financing transaction.

Offering Price	Market price or privately negotiated prices.

Common Stock Outstanding	36,751,195 shares as of August 27, 2009.

Use of Proceeds	We are not offering any shares pursuant to this prospectus, and we will not receive any proceeds from the sale of the shares offered by the selling stockholders.

NYSE Amex	NOG

RISK FACTORS

An investment in us involves a high degree of risk.  Before making an investment decision, investors should carefully consider the risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which is incorporated herein by reference, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated herein by reference.  Our business, financial condition or results of operations could be materially adversely affected by any of those risks.  In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.  See the section entitled “Where You Can Find More Information” in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This prospectus includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations.  These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished.  These forward-looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions such as “may,” “could,” “should,” etc. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this prospectus reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.  We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus, other than as may be required by applicable law or regulation.  Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

SELLING STOCKHOLDERS

This prospectus covers shares of our common stock issued in connection with the following transactions:

67,500 shares of common stock were issued in connection with the purchase of certain oil and mineral leases from Deephaven MCF Acquisition LLC;

180,000 shares of common stock were issued to Cynergy Advisors, LLC as partial consideration for services provided in connection with a financing transaction; and

300,000 shares of common stock are issuable upon exercise of warrants issued to CIT Group/Equity Investments, Inc. in connection with a financing transaction.

All of the foregoing securities were issued pursuant to exemptions from registration provided under Section 4(2) of the Securities Act.  The selling stockholders may from time to time offer and sell under this prospectus any or all of the shares of common stock listed opposite their name below.  We are required, under registration rights agreements, to register for resale the shares of our common stock described in the table below.

Deephaven MCF Acquisition LLC and CIT Group/Equity Investments, Inc. are not broker-dealers and are not affiliated with any broker-dealer.  Cynergy Advisors, LLC is not a broker-dealer.  Cynergy Advisors, LLC is, however, an affiliate of the registered broker-dealer in that its two principals—Kevin Sellers and Jim Atkinson—are each registered brokers with MidAmerica Financial and, as such, Cynergy Advisors, LLC may be deemed to be an “underwriter” as defined in the Securities Act.  Cynergy Advisors, LLC received the shares indicated on the table below as partial compensation for services provided in connection with a financing transaction.

The table below sets forth information about the number of shares of our common stock beneficially owned by each of the selling stockholders that may be offered from time to time under this prospectus.  Any of the selling stockholders may be deemed to be “underwriters” as defined in the Securities Act.

The table below has been prepared based upon the information furnished to us by the selling stockholders as of September 1, 2009.  The selling stockholders identified below may have purchased, acquired, sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented.  Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly.  We cannot provide an exact amount, but have provided an estimate, of the number of shares of common stock that will be held by each selling stockholder upon termination of this offering, because the selling stockholders may offer some or all of their common stock under the offering contemplated by this prospectus, and may acquire other shares on the open market or otherwise.  The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby.  Please read the section entitled “Plan of Distribution” in this prospectus.

The percentage of common stock outstanding is based upon a total of 36,751,195 issued and outstanding shares of our common stock on August 27, 2009.  Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities and Exchange Commission.  The entity named in the table has sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable, unless otherwise noted in footnotes to the table.  No selling stockholder has had a position, office or other material relationship with us in the past three years.

Beneficial Owner	Shares of Common Stock Owned Before the Offering	Shares of Common Stock Being Offered(1)	Shares of Common Stock Owned Upon Completion of the Offering(2)	Percentage of Common Stock Outstanding Upon Completion of Offering
Deephaven MCF Acquisition LLC (3)	67,500	67,500	0	*
Cynergy Advisors, LLC (4)	180,000	180,000	0	*
CIT Group/Equity Investments, Inc. (5)	300,000	300,000	0	*
_________________
*  Less than 1%

(1)
Represents the maximum number of shares that may be sold by the selling stockholders pursuant to this prospectus; provided, however, that pursuant to Rule 416 under the Securities Act of 1933, as amended, the registration statement of which this prospectus is a part shall also cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other transaction effected pursuant to the anti-dilution provisions in the warrants, without the receipt of consideration which results in an increase in the number of outstanding shares of our common stock.

(2)	Assumes the sale of all shares offered hereby to unaffiliated third parties. The selling stockholders may sell all or part of their respective shares.
(3)
The address of this entity is 3600 South Lake Drive, St. Francis, WI 53235-3716.  Colin Smith is the Chief Executive Officer of the managing member of Deephaven MCF Acquisition LLC and, as such, has voting and investment control with regard to shares of our common stock held by Deephaven MCF Acquisition LLC.

(4)
The address of this entity is 595 South Castell Ave., New Braunfels, TX 78130. Kevin Sellers and Jim Atkinson are both managers of Cynergy Advisors, LLC and, as such have voting and investment control with regard to shares of our common stock held by Cynergy Advisors, LLC.

(5)
The address of this entity is 505 Fifth Avenue, New York, NY 10017. J. Daryl MacLellan is the President, Michael Magee is an Executive Vice President, Glenn Votek is a Director/Executive Vice President and Mark Carlson is the Senior Vice President of CIT Group/Equity Investments, Inc. and, as such, those individuals have voting and investment control with regard to shares of our common stock held by CIT Group/Equity Investments, Inc.

USE OF PROCEEDS

We are not offering any shares pursuant to this prospectus, and we will not receive any proceeds from the sale of the shares offered by the selling stockholders. We have agreed to bear the expenses in connection with the registration of the common stock being offered hereby by the selling stockholders.

DETERMINATION OF OFFERING PRICE

The selling stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices, or at privately negotiated prices.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices.  The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution (on the NYSE Amex Equities Market or other exchange on which our shares may be listed from time-to-time) in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that this registration statement is declared effective by the Securities and Exchange Commission;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Each selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by any of the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

A selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon a selling stockholder’s notification of the Company that any material arrangement has been entered into with a broker-dealer for the sale of such stockholder’s common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling stockholder and/or the purchasers. Each selling stockholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such selling stockholder’s business and, at the time of its purchase of such securities such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The Company has advised each selling stockholder that it may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the Securities and Exchange Commission.  If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act.  Each selling stockholder will be responsible to comply with the applicable provisions of the Securities Act and the Securities Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholder in connection with resales of their respective shares under this registration statement.

The Company is paying all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the common stock.  The Company may have agreed to indemnify one or more of the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdiction only through registered or licensed brokers or dealers.  In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available and is complied with.

We will make copies of this prospectus available to each selling stockholder, and we have informed it of the need to deliver copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered by this prospectus.  To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

We may suspend the use of this prospectus, in the event that there is a material, or potentially material, development involving the Company, or there is an occurrence of an event that renders the information in this prospectus misleading, incomplete or untrue.

DESCRIPTION OF SECURITIES

Common Stock

Our articles of incorporation authorize the issuance of 100,000,000 shares of common stock, $0.001 par value per share, of which 36,751,195 shares were outstanding as of August 27, 2009.  Holders of common stock have no cumulative voting rights.  Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the board of directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase our common stock.  There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.  All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Securities Convertible into Common Stock

We have outstanding warrants to purchase 300,000 shares of common stock at $5.00 per share issued to CIT Group/Equity Investments, Inc., one of the selling stockholders, and outstanding options to purchase an aggregate of 400,000 shares of common stock at $5.18 per share issued to members of our board of directors pursuant to our stock option plan.  The outstanding warrant is exercisable at any time up to and including February 27, 2012 and each of the options issued to our directors is exercisable at any time up to and including November 1, 2017.  We do not otherwise have outstanding any warrants, preferred stock or other securities convertible into shares of our common stock.

INDEMNIFICATION

Section 78.7502(1) of the Nevada Revised Statutes empowers us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of our company) by reason of the fact that he or she is or was a director, officer, employee or agent of our company, or is or was serving at our request as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she is not liable pursuant to Section 78.138 of the Nevada Revised Statutes or if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 78.138 of the Nevada Revised Statutes provides that, with certain exceptions, a director or officer is not individually liable to us or our stockholders for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and (ii) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Section 78.7502(2) of the Nevada Revised Statutes empowers us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of our company to procure a judgment in our favor by reason of the fact that he or she acted in any of the capacities described above in the discussion of Section 78.7502(1), against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards to those mentioned above in the discussion of Section 78.7502(1), except that no indemnification may be made in respect of any claim, issue or matter as to which he or she shall have been adjudged by a court of competent jurisdiction to be liable to us or for amounts paid in settlement to us, unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502(3) of the Nevada Revised Statutes also provides that to the extent a director or officer of our company has been successful in the defense of any action, suit or proceeding of the type mentioned above in the discussion of Section 78.7502(1) or (2), or in the defense of any claim, issue or matter in the litigation, he or she will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense.

Our articles of incorporation require us to indemnify, to the fullest extent permitted by the General Corporation Law of Nevada, any and all persons that we have the power to indemnify under such law against all expenses, liabilities or other matters referred to in, or covered by, such law. Our articles of incorporation also provide that we may purchase and maintain insurance for the benefit of any person covered by the foregoing indemnification against any liability asserted against him or her and incurred by him or her in any capacity for which indemnification is permitted under the General Corporation Law of Nevada, or any liability arising out of such status, whether or not we would have the power to indemnify him or her against such liability.

Our bylaws also contain provisions relating to indemnification of our directors, officers, employees and agents, however the provisions in our articles of incorporation supersede such bylaws provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the common stock being offered hereby has been passed upon by Faegre & Benson LLP, Minneapolis, Minnesota.

EXPERTS

Mantyla McReynolds, LLC, an independent registered public accounting firm, has audited our financial statements incorporated by reference in this prospectus, as stated in their report, and have been incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Certain estimates of our proved oil and gas reserves incorporated by reference herein were based in part upon an engineering report prepared by Ryder Scott Company, L.P., independent consulting  petroleum engineers. These estimates are included herein in reliance on the authority of such firm as an expert in such matters.

WHERE YOU CAN FIND MORE INFORMATION

We are required to comply with the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly we file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room and their copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.  You can also obtain additional information about us at our website, http://www.northernoil.com.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, to register the shares offered by this prospectus. The term “registration statement” means the original registration statement and any and all amendments thereto, including the schedules and exhibits to the original registration statement or any amendment. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the shares we are offering pursuant to this prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference facilities and Internet site referred to above.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the selling shareholder sells all the shares.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008.
•	Proxy Statement for the 2009 Annual Meeting of shareholders.
•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2009 and June 30, 2009.
•	Current Reports on Form 8-K Filed with the SEC on January 5, 2009, January 6, 2009, February 2, 2009, March 2, 2009, May 29, 2009 and June 24, 2009.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Chief Financial Officer
Northern Oil and Gas, Inc.
315 Manitoba Avenue, Suite 200
Wayzata, Minnesota  55391
(952) 476-9800

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement.  We have not authorized anyone else to provide you with different information.  You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

547,500 Shares of Common Stock

NORTHERN OIL AND GAS, INC.

PROSPECTUS

September 1, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses payable by us in connection with the issuance and distribution of the shares of common stock being sold by the selling stockholders pursuant to this registration statement. The selling stockholders will not bear any portion of such fees and expenses.

EXPENSE	AMOUNT

Registration Fees	$175
Printing and Engraving Costs	--
Legal Fees	3,000
Accounting Fees	2,000
Listing Fees	10,950
Transfer Agent Fees	100
Miscellaneous Fees and Expenses	--
Total	$16,225

Item 15. Indemnification of Directors and Officers.

Under Nevada law, a corporation shall indemnify a director or officer against expenses, including attorneys’ fees, actually and reasonably incurred by him, to the extent the director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding. A corporation may indemnify a director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding. Excepted from that immunity are:

a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest;

a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

a transaction from which the director derived an improper personal profit; and

willful misconduct.

Our bylaws include an indemnification provision under which we have the power to indemnify our directors, officers and former officers and directors (including heirs and personal representatives) against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which the director or officer is made a party by reason of being or having been a director or officer of Northern Oil and Gas, Inc. or any of our subsidiaries.

Our bylaws also provide that our directors may cause us to purchase and maintain insurance for the benefit of a person who is or was serving as a director, officer, employee or agent of Northern Oil and Gas, Inc. or any of our subsidiaries (including heirs and personal representatives) against a liability incurred by him or her as our director, officer, employee or agent.

Item 16. Exhibits

All Exhibits are listed in the Exhibit Index at the end of this Part II.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:
		(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;
		(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

		(iii)
Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

	(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
	(4)
For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on September 1, 2009.

Northern Oil and Gas, Inc.

By: /s/  Michael L. Reger
Name:   Michael L. Reger
Title:   Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael L. Reger	Chief Executive Officer, Director and Secretary	September 1, 2009
Michael L. Reger

/ s/ Ryan R. Gilbertson	Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, Director	September 1, 2009
Ryan R. Gilbertson

*	Director	September 1, 2009
Loren J. O’Toole

*	Director	September 1, 2009
Carter Stewart

*	Director	September 1, 2009
Jack King

*	Director	September 1, 2009
Robert Grabb

*	Director	September 1, 2009
Lisa Bromiley Meier

*  By:                      /s/ Michael L. Reger
Michael L. Reger, attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description	Reference
2.1	Agreement and Plan of Merger dated March 20, 2007, with exhibits	Incorporated by reference to Exhibit 2 to the Current Report on Form 8-K12G3 filed with the Securities and Exchange Commission on March 22, 2007 (File No. 000-30955)
2.2	Written Action of the Board of Directors of Kentex Petroleum, Inc., constituting the plan and agreement of short-form merger with Northern Oil and Gas, Inc., dated March 20, 2007	Incorporated by reference to Exhibit 2.2 to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on June 11, 2007, as amended, File No. 333-143648
2.3	Exploration and Development Agreement dated effective as of the 1st day of April 2009 by and between Slawson Exploration Company, Inc. and Northern Oil and Gas, Inc.	Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2009 (File No. 001-33999).
3.1	Composite Articles of Incorporation of Northern Oil and Gas, Inc.	Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K/A (Amendment No. 3) filed with the SEC on June 24, 2009 (File No. 001-33999).
3.2	Amended and Restated Bylaws of Northern Oil and Gas, Inc.	Incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 6, 2007 (File No. 000-30955).
4.1	Specimen Stock Certificate of Northern Oil and Gas, Inc.	Incorporated by reference to Exhibit 2.2 to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on June 11, 2007, as amended, File No. 333-143648.
5.1	Opinion of Faegre & Benson LLP.	Filed herewith.
23.1	Consent of Faegre & Benson LLP	Included in Exhibit 5.1 filed herewith.
23.2	Consent of Mantyla McReynolds LLC	Filed herewith.
23.3	Consent of Ryder Scott Company, L.P.	Filed herewith.
24.1	Powers of Attorney	Included on the signature page hereto (as previously filed).